UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 7, 2009

FIRST MARINER BANCORP
(Exact name of Registrant as specified in Charter)

Maryland	000-21815	52-1834860
(State or other Jurisdiction	(Commission File Number)	(IRS Employer Identification
of incorporation)		No.)

1501 S. Clinton Street, Baltimore, MD  21224
(Address of Principal Executive Offices/Zip Code)

Registrant's telephone number, including area code:  (410) 342-2600

Not Applicable
(Former name or former address of Registrant, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.          Entry into a Material Definitive Agreement.

On October 7, 2009, First Mariner Bancorp (the “Company”) entered into a Contribution and Joint Venture Agreement (the “Contribution Agreement”) with MF Holdco, LLC, a newly formed Delaware limited liability company (“Holdco”) sponsored by Milestone Partners, a middle market private equity firm, pursuant to which the Company will contribute all of its equity interest in its consumer finance company subsidiary, Mariner Finance, LLC (“Mariner Finance”), to MF Raven Holdings, Inc., a newly formed Delaware corporation (“JV Corp”), in exchange for 5% of JV Corp’s common stock, valued at $675,000 (the “Stock Consideration”), and $9.825 million in cash, subject to adjustment based on the net assets of Mariner Finance at the time of closing (the “Cash Consideration” and, together with the Stock Consideration, the “Contribution Consideration”).  Holdco will contribute $12.825 million to JV Corp in exchange for 95% of JV Corp’s common stock.  Mariner Finance and JV Corp are also parties to the Contribution Agreement, a copy of which is filed herewith as Exhibit 2.1.

The Contribution Agreement contemplates that approximately $8.775 million of the Cash Consideration will be paid to the Company at the closing and the remaining $1.05 million of the Cash Consideration will be placed into an escrow account (the “Escrow Funds”).  One-half of the Escrow Funds will be distributed to the Company after the final determination of Mariner Finance’s closing net assets, and the remaining one-half will be distributed 18 months after the closing.  In each case, however, the funds distributed to the Company from the escrow account will be reduced, pursuant to the Company’s indemnification obligations contained in the Contribution Agreement and subject to the limitations discussed below, by any losses suffered by JV Corp and its affiliates because of any inaccurate representation or breach of any covenant made by the Company in the Contribution Agreement.  JV Corp has likewise agreed to indemnify the Company and its affiliates for any losses they suffer because of any inaccurate representation or breach of any covenant made by JV Corp in the Contribution Agreement.  Subject to certain customary exceptions, (ii) the Company’s maximum indemnification liability for inaccurate representations and breaches of covenants is capped at $5.25 million, and (iii) JV Corp’s maximum indemnification liability for inaccurate representations and breaches of covenants is capped at 50% of the value of the Contribution Consideration.

In connection with these transactions, Mariner Finance’s outstanding demand promissory note issued to the Company, representing subordinated debt, will be modified at the closing to (i) reflect the current principal balance of $4 million, (ii) reflect a maturity date of five years after the closing date, (iii) change the rate of interest payable on the outstanding principal balance to 7.00% per annum, from the current 6.75% per annum, (iv) prohibit the Company from assigning the note to any third party (other than to First Mariner Bank) unless the Company first gives JV Corp and its affiliates the right to purchase it from the Company, and (v) provide that JV Corp has the right to reduce the balance due under the note by the amount of any losses suffered by JV Corp and its affiliates which are subject to indemnification under the Contribution Agreement.  The foregoing set-off right will be available, however, only if all the Escrow Funds have been exhausted or disbursed to the Company.

The Company agreed in the Contribution Agreement that, until the date that is five years after the closing date, it will not directly or indirectly engage in any business activity in which Mariner Finance is engaged (or intends to engage) as of the closing date, it will not solicit or employ any employee of Mariner Finance, and it will not otherwise disrupt Mariner Finance’s business relationships.  The foregoing restriction on competing business activities does not apply to any activities conducted by the Company and/or its other affiliates as of the date of the Contribution Agreement, and it also does not apply to the activities of First Mariner Bank.  JV Corp, Mariner Finance and their affiliates agreed in the Contribution Agreement that, for five years after the closing date, they will not solicit or employ the employees of the Company and its other affiliates and will not otherwise disrupt the Company’s business relationships.

Although the Company expects the transaction to close by December 15, 2009, the closing is subject to various customary closing conditions, including, without limitation, (i) the accuracy of the representations and warranties of each party and the performance by each party of its covenants, (ii) the parties’ receipt of all required third-party approvals, including approvals from certain state regulators that license and supervise Mariner Finance and approvals from Mariner Finance’s primary lenders, (iii) the absence of any pending or threatened action or proceeding by or before any court or other governmental authority seeking to prohibit the consummation of the transactions, or which might materially effect the Company’s ability to contribute its interest in Mariner Finance to JV Corp or JV Corp’s ability to own such interest, and (iv) the receipt by the Company of a tax opinion regarding the intended tax treatment of the contributions by the Company and Holdco.  Accordingly, there can be no assurance that the parties will consummate the transactions when expected, if at all.

If the transactions are not consummated by December 15, 2009, then the Contribution Agreement provides that it may be terminated by the Company or JV Corp (provided that the terminating party is not then in breach under the Contribution Agreement).  The Contribution Agreement may also be terminated with the mutual consent of the Company and JV Corp, and by either the Company or JV Corp if there is a breach of a covenant or an inaccurate representation made by the other party that remains uncured for 30 days after notice and that is reasonably likely to have a Material Adverse Effect (as defined in the Contribution Agreement) on a party to the Contribution Agreement.

The Company expects that its consolidated results of operations for the fiscal quarter in which the transaction closes will reflect a pretax loss of approximately $10 million relating to the contribution, as the Company has a higher recorded basis in Mariner Finance than the value of the Contribution Consideration.  The transaction will not, however, result in any current gain or loss for federal income tax purposes.  The Company anticipates that any deferred income tax benefit that results from this transaction will be assigned a full valuation allowance.

The Company issued a press release on October 13, 2009 announcing the Contribution Agreement, a copy of which is filed herewith as Exhibit 99.1

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The foregoing information relating to the Contribution Agreement is intended only as a summary and is qualified in its entirety by reference to the terms of the Contribution Agreement.  The Company has included the Contribution Agreement as an exhibit to this report pursuant to Item 601 of the Securities and Exchange Commission’s Regulation S-K and to provide investors and security holders with information regarding its terms.  It is not intended to provide any other factual or financial information about the Company, JV Corp or Holdco, or their respective subsidiaries and affiliates.  The representations, warranties and covenants contained in the Contribution Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Contribution Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Contribution Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, JV Corp or Holdco or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Contribution Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company, JV Corp or Holdco.

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, but are not limited to, statements about (i) the benefits of the contribution by the Company of its equity interest in Mariner Finance and receipt by the Company of JV Corp common equity and cash in exchange therefor, including future financial condition or operating results that may be impacted by the transactions contemplated by the Contribution Agreement, (ii) the plans, objectives, expectations and intentions of the Company and other statements contained in this report that are not historical facts, and (iii) other statements identified by words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “should” or words of similar meaning generally intended to identify forward-looking statements.  These forward-looking statements are based upon the current beliefs and expectations of the Company and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s control.  In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.  Actual results may differ materially from the anticipated results discussed in these forward-looking statements because of numerous possible uncertainties.  Factors that could contribute to those differences include, but are not limited to, changes in regulations applicable to the business of the Company and Mariner Finance, JV Corp, Holdco and their affiliates, changes in laws and/or in rules, policies and positions of the Company’s federal and state regulators, future impacts of the current economic recession (which could impact credit quality, adequacy of loan loss reserve and loan growth), changes in the general interest rate environment, competitive factors in the marketplace, and business risk associated with credit extensions and other banking activities.  For a more complete discussion of these and other risk factors, please see Item 1A of Part I of the Annual Report of First Mariner Bancorp on Form 10-K for the year ended December 31, 2008.

The Company cautions that the foregoing list of factors is not exclusive.  All subsequent written and oral forward-looking statements concerning the proposed transactions or other matters attributable to the Company, JV Corp or Holdco, or any person acting on their behalf, are expressly qualified in their entirety by the cautionary statements above.  The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

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Item 9.01.          Financial Statements and Exhibits

(d)          Exhibits

The exhibits filed with this report are listed in the Exhibit Index that immediately follows the signatures hereto, which index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST MARINER BANCORP

Date: October 13, 2009	By:	/s/ Mark A. Keidel
Mark A. Keidel
President/Chief Operating Officer

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EXHIBIT INDEX

Exhibit No.	Description

2.1	Contribution and Joint Venture Agreement, dated as of October 7, 2009, by and among First Mariner Bancorp, Mariner Finance, LLC, MF Raven Holdings, Inc. and MF Holdco, LLC (filed herewith)*

99.1	Press release dated October 13, 2009 (filed herewith)

*  All schedules to the Contribution Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company hereby agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

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